UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 15, 2016

Vince Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-36212	75-3264870
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 5th Avenue – 20th Floor

New York, New York 10110

(Address of principal executive offices, zip code)

(212) 515-2600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On March 15, 2016, Vince Holding Corp. (“Vince,” “we,” “us” or “our”) entered into an Investment Agreement (the “Investment Agreement”) with Sun Cardinal, LLC and SCSF Cardinal, LLC (collectively, the “Sun Cardinal Investors”), in connection with the previously announced proposed non-transferable rights offering (the “Rights Offering”). The SunCardinal Investors, together with their affiliates, beneficially own 55.3% of our common stock. Pursuant to the Investment Agreement, we have agreed to issue and sell to the Sun Cardinal Investors, and the Sun Cardinal Investors have agreed to purchase, an aggregate number of shares of our common stock equal to (x) $65.0 million minus (y) the aggregate proceeds of the Rights Offering, at a price per share of $5.50, which is equal to the subscription price in the Rights Offering, subject to the terms and conditions set forth in the Investment Agreement (the “Backstop Commitment”). The Investment Agreement supersedes the Rights Offering Commitment Letter, dated December 9, 2015, from Sun Capital Partners V, L.P., which was previously disclosed in Vince’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2015, filed with the Securities and Exchange Commission on December 10, 2015. A summary of the material terms and conditions of the Investment Agreement is set forth below.

Commitment Fee

The Investment Agreement requires us to pay the Sun Cardinal Investors a commitment fee equal to an aggregate of $950,000 as of the earlier of the completion of the Rights Offering, the funding of the Backstop Commitment or the termination of the Investment Agreement in the event the Rights Offering does not commence on or before March 29, 2016. The Rights Offering is deemed to commence on the date the rights to purchase new shares of our common stock are distributed to our stockholders.

Closing Conditions

The closing of the transactions contemplated by the Investment Agreement is subject to the satisfaction or waiver of customary conditions, including (i) receipt of all applicable regulatory approvals, including under the Hart-Scott-Rodino Act, (ii) compliance with covenants, (iii) the accuracy of representations and warranties provided in the Investment Agreement, (iv) the absence of a material adverse effect on the Company with respect to our financial condition, business, properties, assets, liabilities or results of operations or the Sun Cardinal Investors’ ability to perform their obligations under the Investment Agreement, (v) the effectiveness of the registration statement related to the Rights Offering, (vi) consummation of the Rights Offering and (vii) approval for listing on the New York Stock Exchange of shares of common stock to be issued in the Rights Offering.

Termination

The Investment Agreement may be terminated at any time prior to the closing of the transactions contemplated by the Investment Agreement as follows:

•	by mutual written agreement of the Sun Cardinal Investors and us;

•	by any party, in the event the closing of the transactions to be contemplated by the Investment Agreement does not occur by April 30, 2016;

•	by any party, if any governmental entity shall have taken action prohibiting any of the contemplated transactions;

•	by the Sun Cardinal Investors, if we breach any of our representations, warranties, covenants or agreements set forth in the Investment Agreement that would result in the applicable condition to closing not being satisfied, and such breach is not cured within 10 days of receipt of written notice by the Sun Cardinal Investors;

•	by us, if the Sun Cardinal Investors breach any of their representations, warranties, covenants or agreements set forth in the Investment Agreement that would result in the applicable condition to closing not being satisfied, and such breach is not cured within 10 days of receipt of written notice by us; or

•	by either party if we enter into a definitive agreement with respect to a Superior Transaction, subject to payment by us of the termination fee described below.

We are required to pay the Sun Cardinal Investors a termination fee equal to an aggregate of $1.69 million in the event the Investment Agreement is terminated by reason of us entering into a definitive agreement with respect to a

Superior Transaction. In general, a Superior Transaction is defined in the Investment Agreement as (1) a debt or equity financing transaction (other than the Rights Offering and the Backstop Commitment) or (2) a transaction involving the sale of 50% or more of our total voting power or of all or substantially all of our consolidated assets, that, in either case, our board of directors (or a committee thereof consisting only of disinterested directors) determines in good faith is in the best interests of our stockholders, including, in the case of a debt or equity financing transaction, a determination that such transaction would provide us with liquidity in an amount in excess of that expected to result from the Rights Offering and the Backstop Commitment or result in more favorable economic terms for us than the Rights Offering and the Backstop Commitment. If the commitment fee described above becomes payable, the termination fee will be reduced by the amount of the commitment fee.

Expense Reimbursement

Regardless of whether the transactions contemplated by the Investment Agreement are consummated, we have agreed to reimburse the Sun Cardinal Investors for all reasonable out-of-pocket fees and expenses (including attorneys’ fees and expenses) incurred by them in connection with the Investment Agreement and the transactions contemplated thereby, other than in the event the Investment Agreement is terminated due to a breach by the Sun Cardinal Investors.

Indemnification

We have agreed to indemnify the Sun Cardinal Investors and their affiliates and each of their respective officers, directors, partners, employees, agents and representatives for losses arising out of the Rights Offering and the related registration statement and prospectus (other than with respect to statements made in reliance on information provided to us in writing by the Sun Cardinal Investors for use herein) and claims, suits or proceedings challenging the authorization, execution, delivery, performance or termination of the Rights Offering, the Investment Agreement and certain ancillary agreements and/or any of the transactions to be contemplated thereby, other than losses arising out of or related to any breach by the Sun Cardinal Investors of the Investment Agreement.

The Sun Cardinal Investors have agreed to indemnify the Company and its affiliates and each of their respective officers, directors, partners, employees, agents and representatives for losses arising out of or relating to statements or omissions in the registration statement or prospectus for the Rights Offering (or any amendment or supplement thereto) made in reliance on or in conformity with written information relating to such Sun Cardinal Investor furnished to us by or on behalf of such Sun Cardinal Investor expressly for use therein.

The foregoing is only a summary of the material terms of the Investment Agreement and does not purport to be complete, and is qualified in its entirety by reference to the Investment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 8.01	Other Events.

On March 16, 2016, Vince issued a press release announcing the subscription price and other material terms for the Rights Offering. A copy of Vince’s press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Investment Agreement, dated as of March 15, 2016, by and among Vince Holding Corp., Sun Cardinal, LLC and SCSF Cardinal, LLC.

99.1	Press Release of Vince Holding Corp., dated March 16, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VINCE HOLDING CORP.

Date: March 16, 2016	By:	/s/ David Stefko
		Name:	David Stefko
		Title:	Chief Financial Officer

4